SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2009
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure included in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 21, 2009, the Board of Directors of our general partner, Western Gas Holdings, LLC (the “General Partner”), appointed Benjamin M. Fink as Senior Vice President and Chief Financial Officer of the General Partner. In that capacity, Mr. Fink will serve as our principal financial and accounting officer. Mr. Fink, age 39, was Director, Finance of Anadarko Petroleum Corporation (“Anadarko”) from April 2007 to May 2009, during which time he was responsible for principal oversight of the finance operations of an Anadarko subsidiary, Anadarko Algeria Company, LLC. From August 2006 to April 2007, Mr. Fink served as an independent financial consultant to Anadarko in its Beijing, China and Rio de Janeiro, Brazil offices. From April 2001 until June 2006, Mr. Fink held executive management positions at Prosoft Learning Corporation, including serving as its President and Chief Executive Officer from November 2004 until that company’s sale in June 2006. From 2000-2001 Mr. Fink co-founded and served as Chief Operating Officer and Chief Financial Officer of Meta4 Group Limited (and its predecessor entities), an online direct marketer based in Hong Kong and Tokyo. Previously, Mr. Fink held positions of increasing responsibility at Prudential Capital Group and Prudential Asset Management Asia, where he focused on the negotiation, structuring and execution of private debt and equity investments. He holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania.
In connection with his appointment as Senior Vice President and Chief Financial Officer, the expected portion of Mr. Fink’s compensation that will be allocable to the Partnership by Anadarko includes: (i) an annual base salary of approximately $200,000; (ii) a bonus target opportunity under Anadarko’s annual incentive program equal to 45% of the above base salary; and (iii) an initial equity award under the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan (the “Plan”) of 10,000 Unit Appreciation Rights, 10,000 Unit Value Rights and 10,000 Distribution Equivalent Rights, each of which generally vests in one-third increments on the anniversary date of the grant commencing May 21, 2010. Mr. Fink will also be eligible to receive future equity awards in such amounts under our compensation programs, to be determined by the General Partner’s Board of Directors, as described under the heading “Executive Compensation — Compensation Discussion and Analysis — Elements of compensation” in our Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009. Mr. Fink is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, compensation programs, and other benefits on the same basis as other eligible Anadarko employees, and the Partnership will bear the expenses related to the portion of such benefits allocable to the Partnership. Mr. Fink succeeds Michael C. Pearl, who was recently named Corporate Controller of Anadarko, our General Partner’s ultimate parent. In connection with Mr. Pearl’s departure from the Partnership to assume the responsibilities associated with his promotion at Anadarko, and in order to better align his incentive compensation with his new position, he has agreed to terminate the unvested portion of his existing award under the Plan, and receive equity-based compensation of an equivalent value under Anadarko’s compensation plans. The vested portion of his Unit Appreciation Rights, together with the associated Distribution Equivalent Rights (as defined in the Plan) shall continue in full force and effect.
A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Exhibit Title

99.1	Western Gas Partners, LP Press Release, dated May 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP By: Western Gas Holdings, LLC, its general partner
Dated: May 28, 2009	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Western Gas Partners, LP Press Release, dated May 27, 2009.